EXHIBIT 10.1
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
     This Sixth Amendment to Consolidated Amended and Restated Master Lease (this “Amendment”) is executed and delivered as of March 14, 2008 by and between STERLING ACQUISITION CORP., a Kentucky corporation (“Lessor”), the address of which is 9690 Deereco Road, Suite 100, Timonium, MD 21093, and DIVERSICARE LEASING CORP., a Tennessee corporation, the address of which is 1621 Galleria Boulevard, Brentwood, TN 37027.
RECITALS:
     A. Lessee has executed and delivered to Lessor a Consolidated Amended and Restated Master Lease dated as of November 8, 2000, but effective as of October 1, 2000, as amended by a First Amendment to Consolidated Amended and Restated Master Lease dated as of September 30, 2001, a Second Amendment to Consolidated Amended and Restated Master Lease dated as of June 15, 2005 (the “Second Amendment”), a Third Amendment to Consolidated Amended and Restated Master Lease dated as of October 20, 2006 (the “Third Amendment”), a Fourth Amendment to Consolidated Amended and Restated Master Lease dated as of April 1, 2007, and a Fifth Amendment to Consolidated Amended and Restated Master Lease dated as of August 10, 2007 (the “Existing Master Lease”) pursuant to which Lessee leased from Lessor certain healthcare facilities.
     B. Pursuant to that certain Unimproved Property Contract (the “Paris Purchase Agreement”) dated as of September 4, 2007 between Haynes, Haynes and Jones, a general partnership, and Omega Healthcare Investors, Inc., a Maryland corporation (“Omega”), Omega has the right to acquire that certain parcel of unimproved land described on attached Exhibit A and located in Paris, Texas (the “Paris Land”).
     C. Omega is the parent corporation of Lessor and intends to assign its right to purchase the Paris Land to Lessor.
     D. Lessor and Lessee desire to have a skilled nursing facility constructed on the Paris Land (the “Paris Facility”) and for Lessee to lease the Paris Facility from Lessor pursuant to the Existing Master Lease.
     E. Lessee and Lessor desire to amend the Existing Master Lease to add the Paris Facility to the Existing Master Lease on the terms and conditions of this Amendment.
     NOW THEREFORE, the parties agree as follows:
     1. Definitions.
          (a) Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Master Lease. From and after the date of this Amendment, each reference in the Existing Master Leases or the other Transaction Documents to the “Lease” or “Master Lease” means, as applicable, the Existing Master Lease or Existing Master Leases as modified by this Amendment.

          (b) In addition to the other definitions contained herein, when used in this Amendment the following terms shall have the following meanings:
     “Acquisition Date” means the date that the Land described in Exhibit A to this Amendment is acquired by Lessor or its Affiliates.
     “Actual Funded Amount” means (i) the amount actually expended for the acquisition of the Paris Land by Lessor and the amount actually advanced and disbursed by Lessor for completion of the Paris Facility in accordance with this Amendment, as of a given date, plus (ii) the allocated bed costs set forth in the Construction Budget.
     “Closing Date” means the date that Lessor acquires the Paris Facility.
     “Construction Budgets” means the detailed budget for the construction of the Paris Facility attached as Schedule 1, which sets forth Lessee’s good faith estimate of the Project Costs on an itemized basis and designates each item by amount, whether such item constitutes an item of Hard Costs or Soft Costs and the amount of proceeds, if any, of the Maximum Funded Amount allocable to each item of Hard Costs and Soft Costs.
     “Developer’s Fees” means the fees and commissions, including Developer’s Overhead, payable to Lessee or any Affiliate of Lessee for services rendered in connection with the development, construction management or leasing of the Paris Facility, as set forth on the Construction Budget.
     “Developer’s Overhead” means costs incurred by Lessee and set forth on the Construction Budget for developer’s overhead and profit.
     “Event of Force Majeure” is any event or condition of Force Majeure, not existing as of the Closing Date, not reasonably foreseeable as of such date and not reasonably within the control of Lessee, that prevents in whole or in material part the performance by Lessee of its obligations under this Amendment or that renders the performance of such obligations so difficult as to make such performance commercially unreasonable.
     “Funded Amount” means (i) the amount actually expended for the acquisition of the Paris Land and completion of the Paris Facility as of a given date, plus (ii) the allocated bed costs set forth in the Construction Budget.
     “Hard Costs” means costs paid to renovate and complete the Paris Facility, including without limitation, demolition costs, site preparation costs, contractor’s fees, and costs of labor and material paid or necessarily incurred by Lessee in connection with the construction of the Paris Facility, but excluding Developer’s Fees, Developer’s Overhead and Contractor’s Overhead, and the contingency reserve, if any, set forth on the Construction Budget.
     “Initial Paris Base Rent” means an annual amount equal to (i) the Actual Funded Amount as of the first day of the applicable month during the applicable Lease Year multiplied by (ii) ten and one quarter percent (10.25%).

     “In Service Date” shall be the date of completion of construction and licensing of the Paris Facility for its intended use as a skilled nursing facility.
     “Joinder Agreement” means the Joinder Agreement and Amendment to Texas Collateral Documents from the Paris Sublessee, the Texas Sublessees, and Lessor dated as of the date of this Amendment.
     “Maximum Funded Amount” means Seven Million Dollars ($7,000,000).
     “Plans and Specifications” means the written plans and specification for the construction of the Paris Facility submitted by Lessee and approved by Lessor, as such plans and specifications may be amended as set forth in this Amendment.
     “Paris Base Rent Commencement Date” shall be the earlier of (i) the 15th day of the calendar month following the In Service Date or (ii) August 15, 2009.
     “Paris Base Rent” shall be:
          (a) During the first Renewal Term, the Paris Base Rent shall be:
     (1) Prior to the Paris Base Rent Commencement Date, no Paris Base Rent shall be due and owing;
     (2) During the twelve month period commencing on the Paris Base Rent Commencement Date, the Initial Paris Base Rent;
     (3) Subject to sub-sections (a)(4) of this defined term, during each subsequent twelve month period commencing on the anniversary of the Paris Base Rent Commencement Date (the “Adjustment Date”), until the end of the Term (including any Renewal Terms), the Paris Base Rent for the previous Lease Year, increased by the product of (i) the Paris Base Rent during the immediately preceding Lease Year and (ii) the lesser of one (1) times the increase, if any, in the CPI (expressed as a percentage) from the Paris Base Rent Commencement Date to the applicable Adjustment Date and two and one-half percent (2.5%).
     Under no circumstances will the Paris Base Rent in any twelve month period be less than the Paris Base Rent during the preceding twelve month.
     (4) If, after the Paris Rent Reset Date, the Paris Formula Rent is greater than the Paris Scheduled Rent, then
     (A) for the twelve month period after the Paris Rent Reset Date, the Paris Base Rent shall be equal to the Paris Formula Rent; and
     (B) during each subsequent twelve month period commencing on the anniversary of the Paris Rent Reset Date (the “Adjustment Date”), until the end of the Term (including any Renewal Terms), Paris Base Rent for the previous Lease Year, increased by the product of (i) the Paris Base Rent during the immediately preceding Lease Year and (ii) the lesser of one (1) times the increase, if any, in the CPI (expressed as a percentage) from the Paris Rent Reset Date to the applicable Adjustment Date and two and one-half percent (2.5%).
     Under no circumstances will the Paris Base Rent in any Lease Year be less than the Paris Base Rent during the preceding Lease Year.
     Under no circumstances will the Paris Base Rent in any Lease Year during the Renewal Term be less than the Paris Base Rent during the preceding Lease Year.
          Paris Cash Flow: For any period, the sum of (a) Net Income of Lessee arising solely from the operation of the Paris Facility for the applicable period, and (b) the amounts deducted in computing Lessee’s Net Income for the period for (i) the provision for self-insured, professional and general liability, (ii) depreciation, (iii) amortization, (iv) Paris Base Rent, (v) interest (including payments in the nature of interest under Capitalized Leases and interest on any Purchase Money Financing for personal property used in connection with the Paris Facility), (vi) income taxes (or, if greater, income tax actually paid during the period attributable to the Paris Facility), and (vii) management fees payable in connection with the Paris Facility, and less (c) an imputed management fee equal to six percent (6%) of Gross Revenues for the Paris Facility, and less (d) the Cash Cost of Self-Insured Professional and General Liability attributable to the Paris Facility. The Cash Cost of Self-Insured Professional and General Liability shall mean: For any period, the average total per bed cash expenditure associated with professional and general liability related settlements, judgments, legal fees or administration for skilled nursing facilities in the State of Texas as from time to time estimated and published by Aon Risk Consultants, or its successors, for the American Health Care Association, multiplied by the average number of occupied beds in the Paris Facility.
          “Paris Formula Rent” means the sum of:
          (a) the Paris Scheduled Rent; plus
          (b) one half of (i) the average annual Paris Cash Flow for the twenty four month period ending prior to the Paris Rent Reset Date, less (ii) the Paris Scheduled Rent multiplied by 1.2.
     “Paris Rent Reset Date” means the first day of the sixth full Lease Year after the Paris Base Rent Commencement Date.
     “Paris Scheduled Rent” means the Paris Base Rent as of the Paris Rent Reset Date as calculated pursuant to subsection (a)(3) of the definition of Paris Base Rent.
     “Paris Sublessee” means Diversicare Paris, LLC, a Delaware limited liability company.
     “Project Costs” means all Hard Costs, Soft Costs, Developer’s Fees, Contractor’s Overhead and other costs and fees associated with the construction of the Construction Facilities.

     “Soft Costs” means premiums for title, casualty and other insurance required by Lessor under the Paris Purchase Agreement or this Lease; the cost of recording and filing the closing documents under the Paris Purchase Agreement and any tax levied upon such filing; real estate taxes and other assessments that Lessee is obligated to pay; fees and disbursements of the Lessor’s attorneys, architects and engineers, appraisers, environmental engineers and surveyors; architectural design and monitoring fees; permit fees; all fees and expenses payable under that certain Development Agreement dated as of October 31, 2007 between OHI Asset (TX) Paris, LLC, a Delaware limited liability company, and LMG Development, LLC, a Texas limited liability company; allocated best costs as set forth in the Construction Budget; and interest (including any reserve for interest set forth on the Construction Budgets), fees and miscellaneous transaction closing costs and charges payable by Lessee to Lessor as they become due and payable.
     “Survey Requirements” means the survey requirements set forth in Exhibit B to this Amendment.
     “Target Completion Date” means July 1, 2009.
     “Title Company” means a title company selected by Lessor and reasonably acceptable to Lessee.
          (c) The following definitions defined in §2.1 of the Existing Master Lease and §1 of the Fifth Amendment are hereby amended in their entirety as follows:
          (1) §2.1 of the Existing Master Lease:
     Base Rent: means the sum of (i) the Non-Texas Base Rent, (ii) the Texas Base Rent, and (iii) subject to Section 1(c) of this Amendment, the Paris Base Rent.
     Commencement Date: October 1, 2000 for the Non-Texas Facilities (other than the Paris Facility), August 11, 2007 for the Texas Facilities, and the Closing Date for the Paris Facility.
     Expiration Date: means the First Renewal Term Expiration Date, the Second Renewal Term Expiration Date, the First Texas Renewal Term Expiration Date, or the Second Texas Renewal Term Expiration Date, as applicable.
     Facilit(y)(ies): Each health care facility on the Land, including the Leased Property associated with such Facility, and together, all such facilities on the Leased Properties; all of which Facilities are collectively listed on Exhibit C to this Amendment.
     Land: The real property described in listed on attached Exhibit A to the Existing Master Lease, Exhibit A to the Fifth Amendment and Exhibit A to this Amendment.
     Lease Year: October 1, 2000 through September 30, 2001, and each twelve month period thereafter, except that for purposes of determining the Texas Base Rent and the Paris Base Rent, “Lease Year” shall mean (i) with respect to the Texas Base Rent, the twelve month period commencing on February 1 and ending January 31, and each twelve month period thereafter, and (ii) with respect to the Paris Base Rent, the twelve month period commencing on the Paris Base Rent Commencement Date, and each twelve month period thereafter commencing on the anniversary of the Paris Base Rent Commencement Date.
     Leased Property: The portion of the Land on which a Facility is located, the legal description of which is set forth beneath the Facility’s name on Exhibits A-1 through A-28 to the Existing Master Lease, Exhibit A-1 through A-7 to the Fifth Amendment, and Exhibit A to this Amendment, the Leased Improvements on such portion of the Land, the Related Rights with respect to such portion of the land, and Lessor’s Personal Property with respect to such Facility.
     Permitted Encumbrances: Encumbrances listed on attached Exhibit B to the Existing Master Lease, Exhibit C to the Fifth Amendment, and Exhibit D to this Amendment.
     (2) §1 of the Fifth Amendment:
     Pre-Existing Hazardous Substances: means Hazardous Substances located on, under, about or with respect to the Treemont Facility prior to February 1, 2003, or the Katy Facility prior to July 1, 2003, or the Humble Facility prior to July 1, 2003, or the Paris Facility prior to the Acquisition Date for the Paris Facility.
     Pre-Existing Environmental Conditions: means any Contamination or other environmental condition on, under, about or with respect to the Treemont Facility prior to February 1, 2003, or the Katy Facility prior to July 1, 2003, or the Humble Facility prior to July 1, 2003, or the Paris Facility prior to the Acquisition Date for the Paris Facility.
     Texas Facilities: means, except as otherwise expressly provided herein with respect to the Paris Facility, the Facilities located on the real property described in Exhibits A-1 through A-7 to the Fifth Amendment and Exhibit A to this Amendment.
     Texas Pledge Agreements: means the Pledge Agreements dated as of the same date as the Fifth Amendment, as amended by the Joinder Agreement, from the equity owners of the Texas Sublessees in favor of Lessor.
     Texas Sublessees: means (i) the Master Texas Sublessee, (ii) Diversicare Ballinger, LLC, Diversicare Doctors, LLC, Diversicare Estates, LLC, Diversicare Humble, LLC, Diversicare Katy, LLC, Diversicare Normandy Terrace, LLC, and Diversicare Treemont, LLC, each a Delaware limited liability company, and (iii) the Paris Sublessee.
     Texas Sublessees Guaranty: means the Guaranty dated as of the same date as the Fifth Amendment, as joined in by Paris Sublessee pursuant to the Joinder Agreement, in favor of Lessor.
     Texas Sublessee Security Agreement: means the Security Agreement dated as of the same date as the Fifth Amendment, as joined in by Paris Sublessee pursuant to the Joinder Agreement, in favor of Lessor.

          (d) For purposes of the adjustments to Texas Base Rent provided for in subparagraphs (3) and (4) of the definition of Texas Base Rent set forth in Section 1 of the Fifth Amendment, the “change” or “increase” in CPI referred to therein shall be deemed to mean the “change” or increase” in CPI from the Commencement Date to the commencement of the twelve month period (being February 1 through January 31) for which the adjustment in Texas Base Rent, if any, is to be made.
     2. Paris Base Rent; Rent Reset; Termination Option; a “Texas Facility”; Delay.
          (a) Paris Base Rent Commencement Date. Commencing as of the Paris Base Rent Commencement Date, Lessee shall pay the Paris Base Rent pursuant to the terms and conditions of Article III of the Master Lease. Notwithstanding anything in this Amendment to the contrary, Lessor shall have no obligation to make further advances of the Funded Amount on or after the Paris Base Rent Commencement Date.
          (b) Paris Base Rent Reset. As soon as reasonably possible after the fifth anniversary of the Paris Base Rent Commencement Date, Lessor and Lessee shall calculate the Paris Formula Rent. If the Paris Formula Rent is greater than the Paris Scheduled Rent, then the Paris Base Rent shall be reset to the Paris Formula Rent effective as of the Paris Rent Reset Date.
          (c) Paris Termination Option. Pursuant to written notice delivered to Lessor not more than thirty (30) days prior to, nor later than, the fifth anniversary of the Paris Base Rent Commencement Date (“Paris Termination Notice”), Lessee may elect to terminate the Master Lease as to the Paris Facility only. After delivery of the Paris Termination Notice, this Lease shall be terminated as to the Paris Facility only effective on the earlier of (i) a date set by written notice given by Lessor at least thirty (30) days prior to the effective date, and (ii) the first day of the sixth month after fifth anniversary of the Paris Base Rent Commencement Date (the “Paris Termination Date”). If the Paris Termination Notice is delivered, then Lessee shall have no further obligation to pay Paris Base Rent for periods from and after the Paris Termination Date.
          (d) For all purposes under this Lease other than the calculation of Base Rent, the Paris Facility shall constitute a Texas Facility.
          (e) In the event that Lessee is unable to obtain completion of the Paris Facility as described in Section 6(a) below by the Target Completion Date due to an Event of Force Majeure or Lessor Delay, then the Target Completion Date and the Paris Base Rent Commencement Date shall each be extended by one (1) day for each one (1) day of delay in the completion of the Paris Facility caused by such Event of Force Majeure or Lessor Delay. For purposes of this Amendment, the term “Lessor Delay” shall mean any delay in achieving completion of the Paris Facility as described in Section 6(a) below arising solely and directly as a result of:
               (i) Lessor’s failure to furnish any information or documents in accordance with this Amendment and the continuation of such failure after the receipt of written notice from Lessee to Lessor, to the extent such failure causes a delay in completion;
               (ii) Lessor’s failure or delay in giving approval or consent (or comments or corrections) where Lessor’s approval or consent (or comments or corrections), as applicable, is required herein and has been requested in writing by Lessee, to the extent such failure or delay causes a delay in completion; and
               (iii) Lessor’s failure to perform or comply with its obligations under this Amendment and the continuation of such failure after the receipt of written notice from Lessee to Lessor, to the extent such failure causes a delay.
     3. Accrual of Financing Costs. During the period from the Closing Date until the Base Rent Commencement Date, financing costs on the Actual Funded Amount shall accrue monthly at the rate of ten and one-quarter percent (10.25%) per annum. In the month such financing costs accrues, such financing costs shall be deemed to have been advanced as part of the Actual Funded Amount for all purposes under this Amendment.
     4. Sublease; Management. Lessee may sublease the Paris Facility to the Master Texas Sublessee and the Master Texas Sublessee may sublease the Facility to the Paris Sublessee. The Paris Sublessee shall guaranty this Lease and provide the same collateral to secure this Lease as are provided by all other Sublessees under this Lease. The form of sublease between Lessee and the Paris Sublessee (the “Paris Sublease”) shall be subject to Lessor’s reasonable approval. All equity owners of the Paris Sublessee shall (i) pledge their interests in the Sublessee to secure the Lease and the other Transaction Documents, and (ii) subordinate any management, consulting or other agreements between the Paris Sublessee and such equity owners (or any of their affiliates) to the Paris Sublease, this Lease and the other Transaction Documents. Pursuant to Section 8.4 of the Existing Master Lease, Lessor hereby consents to the management of the Paris Facility by Diversicare Management Services Co., an Affiliate of Lessee, under its current form of Management Agreement with the Lessee or Sublessee, as the case may be, of the other Facilities covered by the Existing Master Lease.
     5. Regulatory Approvals. Lessee will be required to, or to cause Paris Sublessee to, apply for, and to diligently pursue at its own expense, all licenses and regulatory approvals to operate the Paris Facility as a skilled nursing facility (the “Licenses”). Lessee represents and warrants that it knows of no facts or circumstances that would make it unlikely that the Licenses will be issued. Lessor covenants and agrees that it will cooperate in good faith with Lessee and use commercially reasonable efforts, where necessary or required from Lessor as owner of the Paris Land, to enable and assist Lessee to obtain the Licenses.
     6. Construction of the Paris Facility.
          (a) Commencement and Completion of Construction. Lessee shall commence substantial on-site construction of the Paris Facility within sixty (60) days of the Closing Date and, subject to a temporary suspension of performance pursuant to Section 16 below, or Lessor Delay, will continue diligently to complete the Paris Facility on or before the Target Completion Date (or as soon thereafter as reasonably possible) and will supply such moneys and perform such duties as may be necessary in connection therewith. The Paris Facility will be complete for purposes of this Section only at such time as (i) all improvements to the Paris Facility called for in the Plans and Specifications have been installed or completed in a manner satisfactory to Lessor and (ii) the local public authority has issued a final certificate of occupancy for the Paris Facility subject only to such conditions as may be acceptable to Lessor.

          (b) Lessor’s Architect; Approval of Plans. Lessor may retain the services of architects and engineers, including architects and engineers employed by Lessor (the “Lessor’s Architect”), to act as Lessor’s agent in reviewing the Plans and Specifications and the progress of construction and in making such certifications and performing such other tasks and duties as Lessor deems appropriate. Lessee will pay all reasonable fees, costs and expenses of the Lessor’s Architect within ten (10) days after demand by Lessor, accompanied by a reasonably detailed invoice or statement of the amount due from Lessor’s Architect. Lessee, at Lessee’s option, may utilize and retain the services of Lessor’s Architect or may retain the services of its own architects and engineers (the “Lessee’s Architect”) to develop and prepare the Plans and Specifications for construction of the Paris Facility. Whether Lessee utilizes Lessor’s Architect or Lessee’s Architect as the “Project Architect” to develop and prepare the Plans and Specifications, Lessee shall be responsible for payment of the fees, costs and expenses of the Project Architect in developing and preparing the Plans and Specifications. Lessor and Lessee shall cooperate with each other in developing the Plans and Specifications. Lessee shall cause the Project Architect to deliver to Lessor the Plans and Specifications for review and approval by Lessor. The Plans and Specifications shall be subject to Lessor’s approval within ten (10) Business Days of receipt by Lessor of a complete set of the Plans and Specifications. Lessor’s approval shall not be unreasonably withheld, delayed or conditioned. If Lessor does not approve the same, Lessor shall advise Lessee in writing specifically of the changes required in the Plans and Specifications so that they will meet with Lessor’s approval. If Lessor provides Lessee comments as to the Plans and Specifications, Lessee shall provide revised Plans and Specifications to Lessor within ten (10) Business Days and Lessor shall review such revised Plans and Specifications and within ten (10) Business Days of receipt give its approval or provide the changes required for approval to be given. This process shall continue in accordance with these time frames until such time as Lessor and Lessee have finally approved the Plans and Specifications. The review by Lessor of the Plans and Specifications is for Lessor’s benefit only, and Lessor’s approval of any such Plans and Specifications shall impose no liability on Lessor, express or implied, including without limitation any representation or warranty that such Plans and Specifications are complete or accurate, or that such Plans and Specifications comply with zoning or other land use laws, local building department requirements, or any applicable public or private covenants, conditions or restrictions, and shall not in any way relieve Lessee of its obligation to perform its work in accordance with this Amendment and all applicable laws and requirements.
          (c) Plans and Specifications. Lessee will deliver to Lessor accurate and complete copies of the approved Plans and Specifications and all other contract documents requested by Lessor, including all modifications thereof. Lessee represents and warrants that the Plans and Specifications and construction of the Paris Facility pursuant to thereto comply and will comply with all applicable governmental laws and regulations and requirements, zoning and subdivision ordinances, and standards and regulations of all governmental bodies exercising jurisdiction over the Paris Facility, including health care licensing. Lessee agrees to provide to Lessor a certification of the Project Architect to such effect as well as the approvals of any governmental body or agency exercising jurisdiction of the Paris Facility. Except as provided below, Lessee will not make, or cause or permit to be made, any change to the Plans and Specifications unless a request for the change has been submitted in writing to Lessor and approved in writing by the construction manager or general contractor, as the case may be, any tenants whose approval is required, Lessor and such other parties as Lessor may require. Lessor’s approval may be subject to such terms and conditions as Lessor reasonably may prescribe. Under no circumstances will any failure by Lessor to respond to a request for approval of a change in the Plans and Specifications be deemed to constitute approval of the request. Lessee will deliver promptly to Lessor copies of all bulletins, addenda, change orders and modifications to the Plans and Specifications. Lessor has the right at all times to require strict compliance with the original Plans and Specifications, but Lessee may effect changes in the Plans and Specifications from time to time, without first obtaining Lessor’s approval, if (i) the changes do not impair the structural integrity, design concept or architectural appearance of the Paris Facility or change the useable area of the Paris Facility in any way, (ii) the changes will not result in a default in any other obligation to any other party or authority and (iii) the changes will not result in a net increase or decrease in the total Project Costs of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) or more in the aggregate for all changes. Notwithstanding the foregoing, to the extent that the cost to complete the Paris Facility exceeds the Maximum Funded Amount (whether or not as a result of any such changes in the Plans and Specifications), Lessee will be responsible for payment of the excess.
          (d) Character of Construction. All construction will be in accordance with the Plans and Specifications, of sound materials, in good and workmanlike manner, free and clear of all liens, claims and encumbrances (other than the liens and security interests securing the obligations of the Lessee under this Lease), and in compliance with all laws, ordinances, regulations and restrictions affecting the Paris Facility and all requirements of all governmental authorities having jurisdiction over the Paris Facility and of the appropriate board of fire underwriters or other similar body, if any, and any applicable health care authority related to the Licenses. Lessee will furnish Lessor with evidence of such compliance as Lessor requires from time to time.
          (e) Construction Contract and Architectural/Engineering Agreement.
               (i) The identity of the construction manager(s) or general contractor(s), as the case may be, and the Project Architect, and the contracts under which each is retained in connection with the Paris Facility must be approved by Lessor in writing prior to the commencement of construction, which approval shall not be unreasonably withheld. Any change to the construction manager(s) or general contractor(s), as the case may be, and the Project Architect in connection with the Paris Facility must be approved by Lessor in writing. Lessee will execute the construction management agreement or general contract(s) between Lessee and the construction manager or general contractor(s) covering all work to be done in connection with the Paris Facility. Upon request of Lessor, Lessee will promptly furnish to Lessor executed copies of the construction management, general contracts, and all subcontracts between the construction manager or general contractor(s) and all of their subcontractors and suppliers. Upon request of Lessor, Lessee will promptly furnish to Lessor any amendments or modifications (including change orders) to any of the foregoing. Lessee will not modify or amend or permit to be modified or amended (including by way of change order) any construction management agreement, construction contract or construction subcontract without Lessor’s prior written approval; provided, however, that Lessor’s prior approval need not be obtained with respect to any change order that results from a change in the Plans and Specifications with respect to which Lessor’s consent is not required pursuant to Section 1(g) above. Upon request of Lessor, Lessee will also furnish to Lessor an executed copy of the architectural and/or engineering agreement between Lessee and the Project Architect with respect to the Paris Facility.

               (ii) Lessee will perform its obligations under the contracts described in subparagraph (i) above, and will use reasonable best efforts to cause each other party to such contracts to perform its obligations under such contracts.
               (iii) Lessee will enforce or cause to be enforced the prompt performance of the contracts described in subparagraph (i) above and will allow Lessor to take advantage of all rights and benefits of such contracts. In addition, effective upon the expiration or termination of this Lease as to the Paris Facility, Lessee hereby assigns to Lessor all warranties given to Lessee under the contracts described in subparagraph (i) above. Lessee shall deliver such further documents and agreements as may be reasonably requested by Lessor in connection with the assignment of warranties provided for in this Section.
          (f) Records and Reports. Lessee will keep accurate and complete books and records relating to the construction of the Paris Facility, and Lessor will have access thereto during usual business hours upon 24 hours advance notice. Lessee will furnish or cause to be furnished to Lessor from time to time, promptly upon request, (i) copies and lists of all paid and unpaid bills for labor and materials with respect to the Paris Facility, (ii) Construction Budgets and revisions thereof showing the estimated cost of the Paris Facility and the source of the funds required at any given time to complete and pay for the same, (iii) receipted bills or other evidence of payment with respect to the cost of the Paris Facility, and (iv) such reports as to other matters relating to the Paris Facility as Lessor may request. This paragraph will supplement any similar provision in this Lease.
          (g) Access. Notwithstanding anything to the contrary contained in this Lease, Lessee will, and will cause the Paris Sublessee to, permit Lessor’s representatives to have access to the Paris Facility at all reasonable times and to conduct such investigations and inspections thereof as Lessor shall determine necessary, including without limitation in connection with inspecting the Paris Facility and all work done, labor performed and materials furnished in connection with the construction thereof. Lessee will, and will cause the Paris Sublessee to, cooperate and cause the construction manager or general contractor, as the case may be, to cooperate with Lessor and its representatives and agents during such inspections. Notwithstanding the foregoing, Lessee will, and will cause the Paris Sublessee to, be responsible for making inspections as to the Paris Facility during the course of construction and will determine to their own satisfaction that the work done or materials supplied by the contractors and subcontractors has been properly supplied or done in accordance with applicable contracts. All inspections that may be performed by Lessor and its agents will be exclusively for the benefit of Lessor and will impose no obligation whatever upon Lessor for the benefit of any person. Lessee will, and will cause the Paris Sublessee to, hold Lessor harmless from, and Lessor will have no liability or obligation of any kind to Lessee, the Paris Sublessee or creditors of any of them in connection with, any defective, improper or inadequate workmanship or materials brought in or related to the Paris Facility, or any construction lien arising as a result of such workmanship or materials. No inspection by Lessor will create any obligation on Lessor or relieve Lessee or the Paris Sublessee of any obligation.
          (h) Damage by Fire or Other Casualty. If the Paris Facility is partially or totally damaged or destroyed by fire or other casualty or taken under the power of eminent domain, proceeds of such event will be applied as provided in this Lease.

               (i) Payment of Costs. Lessee will pay when due all obligations incurred by Lessee, or the Paris Sublessee for the Paris Facility, including any cost for restoration.
     7. Disbursements of Funded Amount. Upon satisfaction of the conditions set forth in subparagraphs (a) and (b) below, Lessor will disburse from time to time (but no more frequently than once per month) to Lessee advances of the Funded Amount, subject to the limitations set forth in Section 7 below.
          (a) Lessor has received:
               (i) a request for disbursement, in the form of AIA 706 (the “Request”), executed by an executive officer of Lessee and setting forth, among other things, the portion of the Funded Amount that Lessee then is requesting be disbursed, the amount that Lessee in good faith believes to be the cost to complete construction (after disbursement of the portion of the Funded Amount then being requested), a detailed breakdown of the costs and expenses incurred in the construction of the Paris Facility to the date of Request, a detailed cost breakdown of the percentage of completion of the construction of the Paris Facility (including both Hard Costs and Soft Costs) to the date of the Request, the amounts then due and unpaid with respect to such construction, such other information or documentation as may be required by the Title Company and the date upon which the disbursement is desired, provided that the date of the payment must not be less than seven (7) Business Days after the date upon which the Lessor receives the Request and the other items set forth in clauses (ii) through (vi) below;
               (ii) A certification from Lessee that, as of the date of the Request, no Event of Default exists under this Amendment or any of the Transaction Documents, all representations and warranties set forth in this Amendment and all of the other Transaction Documents are accurate and complete, and there are no actions, suits or proceedings pending, or to the knowledge of the person making the certification, threatened or involving (or that could involve) Lessee, the Paris Sublessee or all or any part of the Facilities and that could impair the Facilities or the ability of Lessee and the Paris Sublessee to perform under this Amendment or any of the other Transaction Documents;
               (iii) Certificates of the Project Architect, Lessor’s Architect (if not the Project Architect) and Lessee, certified to Lessor and Lessee and certifying that (a) the Request is correct and, to the best of its knowledge, all work on the Paris Facility up to the date thereof has been done in substantial compliance with the Plans and Specifications therefor; (b) to the date thereof, there has been no material deviation from the budgeted cost of the Paris Facility or construction progress schedule, except as authorized by Lessee and approved by Lessor; and (c) the undisbursed portion of the Funded Amount will be sufficient to meet all known costs to complete the work covered by the Plans and Specifications, after giving effect to all amounts previously disbursed, plus the amount then requested; and
               (iv) Evidence that Lessee have delivered the items described in (i) – (iii) above to Lessor.
          (b) Upon the request of Lessor, the Title Company is prepared, without condition, to issue to Lessor a date-down endorsement, dated as of the date of the disbursement, insuring Lessor’s title to the Paris Facility subject to no other exceptions than are set forth on the Title Policies delivered to Lessor at closing.

     8. Limitation on Disbursements. In no event will Lessor pay amounts in excess of the lesser of: (i) the amounts actually paid in acquiring the Paris Land and for labor, services or materials incorporated into the Paris Facility; and (ii) the Maximum Funded Amount.
     9. Sufficiency of Funded Amount. Lessor shall be entitled to not make a disbursement, or to make a disbursement in an amount less than the amount requested, if Lessor is not satisfied in its sole discretion that following the requested disbursement the undisbursed proceeds of the Funded Amount budgeted for the construction of the Paris Facility will be at least equal to the sum of 100% of the estimated Project Costs to complete the Paris Facility in accordance with the Plans and Specifications (including all costs incurred in connection with changes in the Plans and Specifications). If at any time it appears to Lessor that the undisbursed balance of the Funded Amount is less than the amount required by this Section, Lessor may give written notice to Lessee specifying the amount of the deficiency and Lessee immediately will deposit with Lessor the amount of the deficiency, which will be expended first in the same manner as the Funded Amount before any further payment of the Funded Amount will be made by Lessor. Lessor may reasonably determine the cost of construction of the Paris Facility and Lessee will be obligated to pay any sums so determined in excess of the Funded Amount prior to any payment under this Amendment.
     10. Payments to Contractor, Subcontractors and Suppliers. In order to induce the Title Company to insure Lessor’s title to the Paris Facility without exception for the construction or mechanics’ liens, Lessor may make payments either through the Title Company or directly to any contractor, subcontractor or supplier furnishing labor or materials to the Paris Facility.
     11. Lessor’s Right to Cure. If Lessee fails to perform any of Lessee’s undertakings set forth in this Amendment or in any other Transaction Document and fails to cure the same within any grace or cure period applicable thereto, upon such Notice as may be expressly required herein or therein (or, if Lessor reasonably determines that the giving of such Notice would risk loss to the Paris Facility or cause damage to Lessor, upon such Notice as is practical under the circumstances), and without waiving or releasing any obligation of Lessee, Lessor may, but will not be required to, perform the same, and Lessee will reimburse Lessor any amounts expended by Lessor in so doing.
     12. Application of Advances. Lessee will apply each payment of Funded Amount against amounts due and payable for construction of the Paris Facility or obligations in connection therewith as set forth in each Request. Nothing contained in this Amendment will impose upon Lessor any obligation to see to the proper application of the advances by Lessee or any other party.
     13. Construction or Other Liens. In the event any construction or other lien or encumbrance is filed or attached against the Paris Facility or any part thereof without the prior written consent of Lessor, and the same is not being contested by Lessee in accordance with Article XII of the Existing Master Lease, Lessor may, at its option and without regard to the priority of such construction or other lien or encumbrance, and without regard to any defenses that Lessee may have with respect to the lien or encumbrance, pay the same, and Lessee will reimburse all amounts expended by Lessor for such purpose within ten (10) days of written notice thereof.

     14. Conditions to Final Payment. Lessor shall be entitled to withhold the final payment of the Funded Amount unless and until all of the following conditions have been fulfilled to Lessor’s satisfaction:
          (a) All conditions for all previous disbursements have been, and, as of the date of the final disbursement continue to be, fulfilled.
          (b) Lessor have received, at least seven (7) Business Days prior to the final payment, the following items, all of which Lessee agree to obtain and submit to Lessor at Lessee’ sole expense:
               (i) A final “as built” survey prepared and certified in accordance with the Survey Requirements;
               (ii) Certificates of the Project Architect, Lessor’s Architect (if not the Project Architect), and Lessee certified to both Lessor and Lessee and certifying that (a) to the best of its knowledge, the Paris Facility are complete in accordance with the Plans and Specifications therefor; (b) to the date thereof, there has been no material deviation from the budgeted cost of the Paris Facility or construction progress schedule, except as authorized by Lessee and approved by Lessor; and (c) the amount of the final payment will be sufficient to meet all known costs to complete the work covered by the Plans and Specifications; and
               (iii) A final, unconditional certificate of occupancy for the Paris Facility.
     15. Guaranty of Completion. Subject to a temporary suspension of performance pursuant to Section 16 or Lessor Delay, but regardless of whether the cost thereof exceeds the amount of the Maximum Funded Amount, Lessee will diligently and continuously carry out or cause to be carried out the construction of the Paris Facility so as to insure the completion of construction of the Paris Facility, the opening of the Paris Facility and the acquisition of all Licenses for the Paris Facility, all by the applicable Target Completion Date. Regardless of whether the cost thereof exceeds the amount of the Funded Amount, Lessee will be responsible for payment of all costs of completing, opening and licensing the Paris Facility, including the payment of all costs in excess of the Construction Budgets. Promptly following receipt of written notice from Lessor specifying the defect or departure, Lessee will correct any structural defects in the Paris Facility or any departure from the Plans and Specifications not previously approved by Lessor. The approval or absence of disapproval by Lessor of any payment of Funded Amount shall not constitute a waiver of Lessor’s right to require compliance with this Section.
     16. Force Majeure. Upon the occurrence and during the continuance of an Event of Force Majeure and the giving of written notice thereof to Lessor, Lessee shall be temporarily released without any liability on its part from the performance of its obligations to construct the Paris Facility under this Amendment, except for the obligation to pay any amounts due and owing thereunder, but only to the extent and only for the period that its performance of each such obligation is prevented by the Event of Force Majeure. Such notice shall include a description of the nature of the Event of Force Majeure, and its cause and possible consequences. Lessee shall promptly notify Lessor of the termination of such event. Upon the request of Lessor, Lessee shall provide confirmation of the existence of the circumstances constituting an Event of Force

Majeure. Such evidence may consist of a statement of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute an Event of Force Majeure. During the period that the performance by Lessee has been suspended by reason of an Event of Force Majeure, Lessor may likewise suspend the performance of all or part of its obligations under this Amendment to the extent that such suspension is commercially reasonable and, notwithstanding anything in this Amendment to the contrary, Lessor shall have no obligation to make disbursements of the Funded Amount.
     17. Expenses of Lessor. All costs incurred by Lessor in connection with the acquisition and construction of the Paris Facility and this Amendment, including, but not limited to, Lessor’s legal counsel and due diligence costs, title insurance, survey, appraisal, UCC searches and filing fees, environmental and building assessments, consulting fees and brokers’ fees, if any, shall be added to the Funded Amount; provided, however, to the extent the Maximum Funded Amount has been funded by Lessor, such costs shall be paid (or reimbursed) to Lessor by Lessee.
     18. Amendments to Certain Provisions of Existing Master Lease. Section 8.3 of the Existing Master Lease is hereby amended to add the following new Section 8.3.3 as follows:
     8.3.3 Paris Facility Capital Expenditures. Notwithstanding the provisions of Section 8.3.2 and as an exception thereto, Lessee shall not be required to expend any Minimum Qualified Capital Expenditures during the first three (3) Lease Years, following the Paris Base Rent Commencement Date. During such period, the number of licensed beds in the Paris Facility shall be excluded from and not used in the calculations for determining the Minimum Qualified Capital Expenditures under Section 8.3.2. During the fourth Lease Year following the Paris Base Rent Commencement Date, Lessee shall expend with respect to the Paris Facility at least One Hundred Fifty Dollars ($150.00) per-licensed-bed as Minimum Qualified Capital Expenditures to improve the Paris Facility. During the fifth Lease Year following the Paris Base Rent Commencement Date, Lessee shall expend with respect to the Paris Facility at least Two Hundred Dollars ($200.00) per-licensed bed as Minimum Qualified Capital Expenditure to improve the Paris Facility. Beginning with the sixth Lease Year following the Paris Base Rent Commencement Date and continuing for the remainder of the Term, Lessee shall expend with respect to the Paris Facility at least the amount of Minimum Qualified Capital Expenditures per-licensed-bed to improve the Paris Facility as may be required from time to time under Section 8.3.2, above.
     19. Single, indivisible Lease. The Master Lease constitutes one indivisible lease of the Leased Properties, and not separate leases governed by similar terms. The Leased Properties constitute one economic unit, and the Base Rent and all other provisions have been negotiated and agreed to based on a demise of all of the Leased Properties as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease apply equally and uniformly to all the Leased Properties as one unit. An Event of Default with respect to any Leased Property is an Event of Default as to all of the Leased Properties. The parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all the Leased Properties and, in particular but without limitation, that for purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. 365, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Properties covered hereby.
     20. Conditions to Commencement of Construction and Obligations of Lessor and Lessee under this Amendment. Lessee shall not commence construction unless and until the the Acquisition Date has occurred (the “Commencement Conditions”). If the Commencement Conditions have not occurred on or before June 30, 2008, as such date may be extended by mutual agreement of Lessor and Lessee, then either Lessor or Lessee may terminate their obligations under this Amendment by written notice to other and this Amendment shall be of no further force or effect. If the Commencement Conditions have not been satisfied on or before April 15, 2008, then the Target Completion Date and the Rent Commencement Date shall each be extended one day for each day after April 15, 2008 that the Commencement Conditions have not been satisfied.
     21. Representations and Warranties of Lessee. Lessee hereby represents and warrants to Lessor that (i) it has the right and power and is duly authorized to enter into this Amendment; and (ii) the execution of this Amendment does not and will not constitute a breach of any provision contained in any agreement or instrument to which Lessee is or may become a party or by which Lessee is or may be bound or affected.
     22. Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.
     23. Headings. Section headings used in this Amendment are for reference only and shall not affect the construction of the Amendment.
     24. Enforceability. Except as expressly and specifically set forth herein, the Existing Master Lease remains unmodified and in full force and effect. In the event of any discrepancy between the Existing Master Lease and this Amendment, the terms and conditions of this Amendment will control and the Existing Master Lease is deemed amended to conform hereto.
[SIGNATURE PAGES AND ACKNOWLEDGEMENTS FOLLOW]

Signature Page to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

LESSOR:

STERLING ACQUISITION CORP.,
a Kentucky corporation

By:	/s/ Taylor Pickett
Name:	Taylor Pickett
Title:	Chief Executive Officer
STATE OF MARYLAND    )
COUNTY OF BALTIMORE )
This instrument was acknowledged before me on the 14th day of March, 2008, by Taylor Pickett, the CEO of STERLING ACQUISITION CORP., a Kentucky corporation, on behalf of said company.

/s/ Judith A. Jacobs
Notary Public, Baltimore County, MD
My commission expires: May 1, 2008
Signature Page 1 of 2

Signature Page to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

LESSEE:

DIVERSICARE LEASING CORP.,
a Tennessee corporation

By: Name:	/s/ Glynn Riddle Glynn Riddle
Title:	EVP and CFO
STATE OF TENNESSEE         )
COUNTY OF WILLIAMSON )
This instrument was acknowledged before me on the 14th day of March, 2008, by Glynn Riddle, the EVP & CFO of DIVERSICARE LEASING CORP., a Tennessee corporation, on behalf of said company

/s/ Jacqueline S. Reed
Notary Public, Tenn. County, Williamson
My commission expires: 1/24/2010
Signature Page 2 of 2

Acknowledgment to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
     The undersigned hereby consent to the transactions contemplated by this Sixth Amendment to Consolidated Amended and Restated Master Lease (the “Sixth Amendment”), ratify and affirm their respective Guaranties, Pledge Agreements, Security Agreements, Subordination Agreements and other Transaction Documents, and acknowledge and agree that the performance of the Master Lease and obligations described therein are secured by their Guaranties, Pledge Agreements, Security Agreement, Subordination Agreement and other Transaction Documents on the same terms and conditions in effect prior to this Amendment.

ADVOCAT, INC. a Delaware corporation

By:	/s/ Glynn Riddle
Name:	Glynn Riddle
Title:	EVP & CFO
STATE OF TENNESSEE         )
COUNTY OF WILLIAMSON )
The foregoing instrument was acknowledged before me this 14th day of March, 2008, by Glynn Riddle, who is EVP & CFO of ADVOCAT, INC. a Delaware corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

/s/ Jacqueline S. Reed
Notary Public, Tenn. County, Williamson
My Commission Expires: 1/24/2010
Acknowledgment Page 1 of 5

Acknowledgment to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

DIVERSICARE MANAGEMENT SERVICES CO.,
a Tennessee corporation

By: Name:	/s/ Glynn Riddle Glynn Riddle
Title:	EVP & CFO
STATE OF TENNESSEE         )
COUNTY OF WILLIAMSON )
The foregoing instrument was acknowledged before me this 14th day of March, 2008, by Glynn Riddle, who is EVP & CFO of DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

/s/ Jacqueline S. Reed
Notary Public, Tenn. County, Williamson
My Commission Expires: 1/24/2010
Acknowledgment Page 2 of 5

Acknowledgment to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

ADVOCAT FINANCE INC.,
a Delaware corporation

By:	/s/ Glynn Riddle
Name:	Glynn Riddle
Title:	EVP & CFO
STATE OF TENNESSEE         )
COUNTY OF WILLIAMSON )
The foregoing instrument was acknowledged before me this 14th day of March, 2008, by Glynn Riddle, who is EVP & CFO of ADVOCAT FINANCE INC., a Delaware corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

/s/ Jacqueline S. Reed
Notary Public, Tenn. County, Williamson
My Commission Expires: 1/24/2010
Acknowledgment Page 3 of 5

Acknowledgment to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

STERLING HEALTH CARE
MANAGEMENT, INC., a Kentucky corporation

By:	/s/ Glynn Riddle
Name:	Glynn Riddle
Title:	EVP & CFO
STATE OF TENNESSEE         )
COUNTY OF WILLIAMSON )
The foregoing instrument was acknowledged before me this 14th day of March, 2008, by Glynn Riddle, who is EVP & CFO of STERLING HEALTH CARE MANAGEMENT, INC., a Kentucky corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

/s/ Jacqueline S. Reed Notary Public, Tenn. County, Williamson
My Commission Expires: 1/24/2010
Acknowledgment Page 4 of 5

Acknowledgment to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

DIVERSICARE TEXAS I, LLC

By:	/s/ Glynn Riddle

Name:	Glynn Riddle
Title:	EVP & CFO

DIVERSICARE BALLINGER, LLC
DIVERSICARE DOCTORS, LLC
DIVERSICARE ESTATES, LLC
DIVERSICARE HUMBLE, LLC
DIVERSICARE KATY, LLC
DIVERSICARE NORMANDY TERRACE, LLC
DIVERSICARE TREEMONT, LLC

BY:	DIVERSICARE TEXAS I, LLC, its sole member

By:	/s/ Glynn Riddle
Name:	Glynn Riddle
Title:	EVP & CFO
STATE OF TENNESSEE         )
COUNTY OF WILLIAMSON )
The foregoing instrument was acknowledged before me this 14th day of March, 2008, by Glynn Riddle, who is EVP & CFO of DIVERSICARE TEXAS I, LLC, on behalf of itself and as the sole member of each of DIVERSICARE BALLINGER, LLC, DIVERSICARE DOCTORS, LLC, DIVERSICARE ESTATES, LLC, DIVERSICARE HUMBLE, LLC, DIVERSICARE KATY, LLC, DIVERSICARE NORMANDY TERRACE, LLC, and DIVERSICARE TREEMONT, LLC, each a Delaware limited liability company, on behalf of the limited liability companies, who acknowledged the same to be his or her free act and deed and the free act and deed of the limited liability companies.

/s/ Jacqueline S. Reed Notary Public, Tenn. County, Williamson
My Commission Expires: 1/24/2010
Acknowledgment Page 5 of 5

List of Exhibits and Schedules to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

Exhibit A	Legal Description of Paris Facility

Exhibit B	Survey Requirements

Exhibit C	List of Facilities and Facility Trade Names

Exhibit D	Permitted Encumbrances for Paris Facility

Schedule 1	Construction Budget

Exhibit and Schedules to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
EXHIBIT A
     Situated within the Limits of the City of Paris, County of Lamar, and State of Texas, part of the Reddin Russell Survey #786, and being part of a called and being a part of a called 172.5 acre tract of land conveyed to May Belle Dunagan by deed recorded in Vol. 208, Page 316, of the Deed Records of said County and State.
     Beginning at a 1/2” iron pin (f) for corner at the Easterly Northeast corner of a called 31.61 acre tract of land conveyed to North Lamar Independent School District by deed recording in Vol. 714, Page 748, of said Deed Records, said North Lamar ISD 31.61 acre tract originally being a part of said Dunagan 172.5 acre tract.
     Thence North 26’57’07” West a distance of 798.43 feet to a 1/2” capped (NELSON SURVEYING) iron pin (f) for corner at the Northerly Northeast corner of said North Lamar ISD 31.61 acre tract;
     Thence South 86’45’33” East a distance of 505.04 feet to a 1/2” capped (NELSON SURVEYING) iron pin (s) for corner;
     Thence South 35’43’12” East a distance of 448.76 feet to a 1/2” capped (NELSON SURVEYING) iron pin (s) for corner;
     Thence along the Northwesterly Boundary Line of said Stillhouse Road / Lamar County Road 41100 as follows: South 54’43’04” West a distance of 43.45 feet to a 1/2” capped (NELSON SURVEYING) iron pin (f); South 55’2’33” West a distance of 162.05 feet to a 1/2” a capped (NELSON SURVEYING) iron pin (f); South 51’44’20” West a distance of 98.92 feet to a 1/2” capped (NELSON SURVEYING) iron pin (f); South 48’17’45” West a distance of 105.04 feet to a 1/2” capped (NELSON SURVEYING) iron pin (f); South 48’54’59” West a distance of 106.10 feet to the place of beginning and containing 286,255.28 square feet, or 6.5708 acres of land.
Note: Legal description will be revised as appropriate to match legal description of deed delivered to Lessor on the Acquisition Date.
Exhibit A – Page 1 of 1

Exhibit and Schedules to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
Exhibit B
SURVEY REQUIREMENTS
A staked, boundary survey of the property (including a legally adequate property description and a statement of acreage). The survey shall be prepared by a surveyor or engineer duly licensed to practice as such in the State of ___, acceptable to the Lessor and the title company, shall be certified to the lender and the title company, and shall be a [specify either “Urban”, “Suburban”, “Rural” or “Mountain”] “ALTA/ACSM LAND TITLE SURVEY” meeting the currently effective Accuracy Standards adopted by ALTA and ACSM. The survey shall also incorporate items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 13, 14, 16, 17 and 18 listed in Table A of the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 2005.
SURVEY CERTIFICATION
                                         certify to (name of lessor) and (name of title company) that this map or plat and the survey on which it is based were made (i) in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA and ACSM in 2005, and incorporates items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 13, 14, 16, 17 and 18 listed in Table A thereof, (ii) pursuant to the Accuracy Standards adopted by ALTA and ACSM and in effect on the date of this certification for a(n) [insert either “Urban”, “Suburban”, “Rural”, or “Mountain”] Survey, and (iii) after a review of (name of title company) Commitment No. ___, effective date                     , 200___and the instruments referred to therein as exceptions to title.

Date:
(signature of surveyor)
Exhibit B — Page 1 of 1

Exhibit and Schedules to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
EXHIBIT C

	Name	Street Address	City	County	State	Zip
1.	Arbor Oaks Health & Rehab Center (Stillmeadow)	105 Russellville Road, Route 2, Highway 67 South	Malvern	Hot Spring	AR	72104

2.	Ash Flat Nursing & Rehab Center	66 Ozbirn Lane	Ash Flat	Sharp	AR	72513

3.	Best Care, Inc.	2159 Dogwood Ridge	Wheelersburg	Scioto	OH	45694

4.	Boone Health Care Center, Inc.	Lick Creek Road, P.O. Box 605	Danville	Boone	WV	25053

5.	Boyd Nursing and Rehab Center	12800 Princeland Drive	Ashland	Boyd	KY	41102

6.	Canterbury Health Center	1720 Knowles Road	Phenix City	Russell	AL	36867

7.	Carter Nursing & Rehab Center	250 McDavid Boulevard, P.O. Box 904	Grayson	Carter	KY	41143

8.	Conway Health & Rehab Center (Faulkner)	2603 Dave Ward Drive	Conway	Faulkner	AR	72032

9.	Des Arc Nursing & Rehab Center	2216 West Main, P.O. box 143B	Des Arc	Prairie	AR	72040

10.	Elliott Nursing & Rehab Center	Howard Creek Road, P.O. Box 694, Route 32 East	Sandy Hook	Elliott	KY	41171

11.	Garland Nursing & Rehab Center and Apts.	610 Carpenter Dam Road	Hot Springs	Garland	AR	71901

12.	Hardee Manor Care Center	401 Orange Place	Wauchula	Hardee	FL	33873

13.	Laurel Manor Health Center	902 Buchanan Road, P.O. Box 505	New Tazewell	Claiborne	TN	37825

14.	Laurel Nursing & Rehab Center	HC 75, Box 153, Clinic Road	Ivydale	Clay	WV	25113

15.	Lynwood Nursing Home	4164 Halls Mill Road	Mobile	Mobile	AL	36693

16.	Manor House of Dover	537 Spring Street, P.O. Box 399	Dover	Stewart	TN	37058

17.	Mayfield Rehab and Special Care Center	200 Mayfield Drive	Smyrna	Rutherford	TN	37167

18.	Northside Health Care	700 Hutchins Ave	Gadsden	Etowah	AL	35901

19.	Ouachita Nursing /Pine Manor Apts.	1411 Country Club Road	Camden	Ouachita	AR	71701

20.	Pocahontas Nursing & Rehab Center	105 Country Club Road	Pocahontas	Randolph	AR	72455

21.	Rich Mountain Nursing & Rehab Center	306 Hornbeck	Mena	Polk	AR	71953

22.	Sheridan Nursing & Rehab Center	113 South Briarwood Drive	Sheridan	Grant	AR	72150

23.	South Shore Nursing & Rehab Center	James Hannah Drive, P.O. box 489	South Shore	Greenup	KY	41175

24.	The Pines Nursing & Rehab Center	524 Carpenter Dam Road	Hot Springs	Garland	AR	71901

25.	Walnut Ridge Nursing & Rehab Center	1500 West Main	Walnut Ridge	Lawrence	AR	72476

26.	West Liberty Nursing & Rehab Center	774 Liberty Road, P.O. Box 219, Route 5 Wells Hill	West Liberty	Morgan	KY	41472

27.	Westside Health Care Center	4320 Judith Lane	Huntsville	Madison	AL	35805
Exhibit C – Page 1 of 2

	Name	Street Address	City	County	State	Zip
28.	Wurtland Nursing & Rehab Center	100 Wurtland Avenue, P.O. Box 677	Wurtland	Greenup	KY	41144

29.	Doctors Healthcare	9009 White Rock Trail	Dallas	Dallas	TX	75238

30.	Estates at Ft. Worth	201 Sycamore School Road	Fort Worth	Tarrant	TX	76134

31.	Heritage Oaks Estates	2001 N. 6th Street	Ballinger	Runnels	TX	76821

32.	Humble	8450 Will Clayton Parkway	Humble	Harris	TX	77338

33.	IHS of Dallas at Treemont	5550 Harvest Hill Road	Dallas	Dallas	TX	75230

34.	Katy	1525 Tull Drive	Katy	Harris	TX	77499

35.	Normandy Terrace	841 Rice Road	San Antonio	Bexar	TX	78220

36.	Paris Facility	### Stillhouse Road	Paris	Lamar	TX
Exhibit C – Page 2 of 2

Exhibit and Schedules to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
EXHIBIT D
Permitted Exceptions
1.	Easement to Texas Power & Light Co. dated 07/08/52 and recorded in Book 327, Page 397, Lamar County Deed Records.

2.	Easement to Texas Power & Light Co., dated 05/09/56 and recorded in Book 349, Page 456, Lamar County Deed Records.

3.	Easement to Texas Power & Light Co., dated 05/12/66 and recorded in Book 443, Page 175, Lamar County Deed Records.

4.	Easement to Texas Power & Light Co, dated 03/21/68 and recorded in Book 469, Page 237, Lamar County Deed Records.

5.	Right of Way Easement to Lamar County Water Supply dated 02/09/83, and recorded in Book 655, Page 112, Lamar County Deed Records.

6.	Easement and Right of Way to Texas Power & Light Co., dated 05/17/49, and recorded in Book 308, Page 600, Lamar County Deed Records.
Exhibit D – Page 1 of 1

Exhibit and Schedules to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
SCHEDULE 1
Construction Budget

			Omega/Paris
			Estimated Project Cost
FACILITY DESCRIPTION
Size in Square Feet			45,000
Stories			1
Units			70
Beds			120
Medicaid Beds
Double Occupancy (Units)			50

Approximate Land Size (Acres)			6.489
Approximate Land Size (SF)			282,661
Units per Acre			11
Beds per Acre			18

DEVELOPMENT COST ANALYSIS

Total Development Cost			6,841,902
Total Development Cost per Sq. Ft.			152.04
Total Development Cost per Unit			97,741
Total Development Cost per Bed			57,016

Land Cost [1]			175,203
Land Cost per Sq. Ft.			0.62
Land Cost per Acre			27,000
Land Cost per Unit			2,503
Land Cost per Bed			1,460

Building Cost			4,000,635
Building Cost per Sq. Ft.			88.90
Building Cost per Unit			57,152
Building Cost per Bed			33,339

FF& E			552,500
FF& E per Sq. Ft.			12.28
FF& E per Unit			7,893
FF& E per Bed			4,604

Ach. & Eng. Fees			184,500
Site Work			602,000
Interest Expense [2]			315,000
Contingency [3]	2.90%	10.0%	400,064
Schedule 1 – Page 1 of 2

Exhibit and Schedules to
SIXTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

			Omega/Paris
			Estimated Project Cost
Medicaid Bed Contract [4]	$4,167	$4,000	408,000
Title			35,000
Misc. Administrative Project Exp.			7,500
Closing Fee			5,000
Property Tax			25,000
Developer’s Fee			80,000
Points [5]	1.15%	0.00%	0
Appraisal			4,500
Insurance Premium			12,000
Legal (Transaction Specific)			35,000

TOTAL CONSTRUCTION COSTS			6,841,902

Cost per Bed	140		48,871
Cost per Bed	120		57,016

Resulting Annual Rent at 10.25%			701,294.90
Schedule 1 – Page 2 of 2